UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, Mobivity Holdings Corp. (the “Company”) announced that Kim Carlson was appointed Chief Operating Officer of the Company, effective May 15, 2023. Ms. Carlson, age 59, joined the Company in September 2022 as the Company’s Chief Revenue Officer. Prior to joining the Company, Ms. Carlson served as the Head of Global Revenue for Aarki, a mobile demand side platform, from June 2018 until its acquisition by mobile games platform Skillz in July of 2021. From May 2015 to May 2018 Ms. Carlson served as Vice President of Revenue for Appnique, an online development company specialized in Facebook Audiences as a Facebook Marketing Partner. From January 2014 until its acquisition by Tremor International in January 2015, Ms. Carlson served as Chief Revenue Officer of Taptica, a global mobile ad-tech company. Ms. Carlson additionally has revenue leadership experience that includes roles at Infospace, Marchex, and InMobi.

There are no arrangement or understandings between Ms. Carlson and any other persons pursuant to which she was appointed as the Chief Operating Officer. There are no family relationships between Ms. Carlson and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Carlson pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2023	Mobivity Holdings Corp.

	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer